Colorado Business Bank
CoBiz Financial

821 17th St.
Denver, CO 80202
cobizbank.com

April 22, 2014

Mark H McKinnies
SVP & CFO ADA-ES, Inc.
9135 South Ridgeline BLVD Suite200
Highlands Ranch, CO 80129

Dear Mark,

Colorado Business Bank (referred to herein as the "Bank") and ADA-ES (the "Borrowers") entered into a credit agreement (the "Agreement") dated September 19, 2013 ("Agreement") pursuant to which the Bank extended to the Borrower a $10,000,000 revolving line of credit (the "Loan"). We are hereby notifying you that following review of the Agreement, you failed to meet Section 6.11(a) Financial Information, Annual Financial Statements:

> *As soon as available and in any event within seventy (70) days after the end of Borrower's fiscal year or thirty (30) days after ADES has made its filings with the Securities and Exchange Commission....*

The Bank agrees to waive declaring a default based on this violation of the Agreement and Borrower and Bank agree that this covenant will be amended to deliver yearend financial reporting (12-31-13) to Bank no later than May 31, 2014. The Borrower should not construe the Bank's deferral as establishing any course of dealing or a waive of any of the Bank's rights under the Agreement, promissory notes or other loan documents.
If you have any questions, please contact me (303) 383-1288.

Sincerely,

Douglas L Pogge
Senior Vice President